PIMCO Funds

Supplement Dated March 1, 2018 to the
Asset Allocation Funds Prospectus dated July 28,
 2017, as supplemented from time to time (the Prospectus)


Disclosure Related to the PIMCO REALPATH Income Fund,
PIMCO REALPATH 2020 Fund, PIMCO REALPATH 2025 Fund,
PIMCO REALPATH 2030 Fund, PIMCO REALPATH 2035 Fund,
PIMCO REALPATH 2040 Fund, PIMCO REALPATH 2045 Fund,
PIMCO REALPATH 2050 Fund and PIMCO REALPATH 2055 Fund
(each, a Fund and together, the Funds)


IMPORTANT NOTICE REGARDING CHANGES IN THE FUNDS REALPATH
 GLIDE PATH

Effective March 31, 2018, the chart illustrating the REALPATH Glide Path in the Principal Investment
Strategies section of the Fund Summary was updated for each of the following Funds:

PIMCO REALPATH Income Fund, PIMCO REALPATH 2020 Fund,
PIMCO REALPATH 2025 Fund, PIMCO REALPATH 2030 Fund,
PIMCO REALPATH 2035 Fund, PIMCO REALPATH 2040 Fund,
PIMCO REALPATH 2045 Fund, PIMCO REALPATH 2050 Fund and PIMCO REALPATH 2055 Fund.

See Supp1_030118 for the sticker filing describing these changes.